EXHIBIT 24 (b)(11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 15, 1998, relating to the financial statements and financial highlights appearing in the April 30, 1998 Annual Report of The AAL Small Cap Stock Fund, The AAL Mid Cap Stock Fund, The AAL International Fund, The AAL Capital Growth Fund, The AAL Equity Income Fund, The AAL Balanced Fund, The AAL High Yield Bond Fund, The AAL Municipal Bond Fund, The AAL Bond Fund and The AAL Money Market Fund (ten of the funds comprising The AAL Mutual Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.


/s/ Price Waterhouse  LLP

Price Waterhouse LLP
Milwaukee, Wisconsin
June 23, 1998